News Announcement	For Immediate Release

For further information contact:
Douglas Bruggeman	Joseph N. Jaffoni/David Collins
Chief Financial Officer	Jaffoni & Collins Incorporated
937/276-3931	212/835-8500 or rsc@jcir.com

REX STORES REPORTS FISCAL SECOND QUARTER
DILUTED EARNINGS PER SHARE OF $0.11

- Repurchased 706,461 Shares of Common Stock During the 2008 Fiscal
Second Quarter and 138,765 Shares in the Fiscal Third Quarter to Date -

Dayton, Ohio (September 9, 2008) – REX Stores Corporation (NYSE:RSC) today announced financial results for the three month period ended July 31, 2008 (the second quarter of the Company’s 2008 fiscal year). The Company will host a conference call and webcast this morning (details below) to review the results.

Fiscal Second Quarter and Six Month Income Statement Review

The table below summarizes net sales and revenue from REX’s retail and alternative energy segments and income from continuing operations before income taxes and minority interest for the three and six month periods ended July 31, 2008 and July 31, 2007.

	Three Months		Six Months
	Ended		Ended
(in thousands)	July 31,		July 31,
	2008	2007	2008	2007
	Unaudited
Net sales and revenue:
Retail segment	$42,513	$47,915	$88,174	$96,485
Alternative energy segment	24,857	-	26,024	-
Total net sales and revenues	$67,370	$47,915	$114,198	$96,485

Income from continuing operations before
income taxes and minority interest
Retail segment	$774	$1,897	$1,635	$3,711
Alternative energy segment	983	746	1,406	2,152
Corporate expense	(579)	(865)	(1,112)	(1,476)
Interest expense	(100)	(34)	(221)	(723)
Interest income	478	1,213	1,140	1,839
Income from synthetic fuel investments	-	3,406	670	10,139
Income from continuing operations before
income taxes and minority interest	$1,556	$6,363	$3,518	$15,642

-more-

REX Reports Fiscal 2008 Second Quarter, 9/9/08	page 2

The Company’s financial results reflect the consolidation of its investments in two ethanol affiliates, Levelland Hockley County Ethanol, LLC (“Levelland Hockley”) as of September 30, 2006 and One Earth Energy LLC (“One Earth”) as of October 30, 2007.

Comparable store sales in the fiscal 2008 second quarter declined 3.9% compared to the fiscal 2007 second quarter. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

Net income in the quarter ended July 31, 2008 was $1.2 million, or $0.11 per diluted share compared with net income of $5.8 million, or $0.48 per diluted share, in the same period of fiscal 2007. During the fiscal 2008 second quarter, the Company recorded $1.0 million of non-cash pre-tax income from interest rate derivative financial instruments held by its consolidated ethanol entities, Levelland Hockley and One Earth. The fiscal 2008 second quarter net income reflects a $0.2 million gain on disposal of discontinued operations, net of tax, or $0.02 per diluted share, while the fiscal 2007 second quarter net income reflects a $2.5 million gain on disposal of discontinued operations, net of tax, or $0.21 per diluted share, as well as a $0.6 million loss from discontinued operations, net of tax, or $0.05 per diluted share. Per share results are based on 11,146,000 and 11,989,000 diluted weighted average shares outstanding for the quarters ended July 31, 2008 and July 31, 2007, respectively.

Select Segment Balance Sheet Data
	July 31, 2008	Jan. 31, 2008	July 31, 2007
Assets:
Retail	$114,238	$120,711	$156,634
Alternative energy	217,994	167,070	104,613
Corporate	107,975	121,197	121,194
Total assets	$440,207	$408,978	$382,441

Long- term debt and capital lease obligations:
Retail	$-	$-	$-
Alternative energy	49,877	22,072	-
Corporate	12,250	13,152	19,122
Total long-term debt and capital lease obligations:	$62,127	$35,224	$19,122

REX Stores’ Current Ethanol Production Interests

	REX’s		Production
	Capital	REX’s	Nameplate	Estimated
	Investment	Ownership	Capacity (millions	Commencement
Entity	($ In millions)	Interest	of gallons)	of Production
Levelland Hockley County Ethanol, LLC (1)	$16.5	56%	40	In Production
Patriot Renewable Fuels, LLC	$16.0	23%	100	September 2008
One Earth Energy, LLC	$50.8	74%	100	Early 2009
Big River Resources, LLC-W. Burlington			92	In Production
Big River Resources, LLC-Galva	$20.0	10%	100	Summer 2009

(1)

On February 20, 2008, REX (through a wholly-owned subsidiary) purchased a $5.0 million secured promissory note from Levelland Hockley. The note grants REX rights to convert the note into an additional equity ownership position.

-more-

REX Reports Fiscal 2008 Second Quarter, 9/9/08	page 3

During the fiscal 2008 second quarter REX purchased approximately 706,461 shares of its common stock in open market transactions. Subsequent to the end of the fiscal 2008 second quarter, REX purchased approximately 138,675 shares of its common stock in open market transactions. The Company has approximately 370,464 authorized shares remaining available to purchase under the expanded August 2008 stock buy-back authorization. Reflecting all purchases to-date, REX presently has approximately 10,087,216 shares of common stock outstanding.

During the fiscal second quarter REX initiated a strategic review of its retail segment and engaged Brown, Gibbons, Lang & Company Securities, Inc. to assist it in identifying and evaluating a broad range of alternatives during the strategic review process, including opportunities to monetize its real estate portfolio. There is no assurance that any transaction will occur as a result of the strategic review process.

The Company will host a conference call and webcast today at 11:00 a.m. ET, which are open to the general public. The conference call dial-in number is 212/231-2902; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company’s website, www.rextv.com, or at www.earnings.com; please allow 15 minutes to register, download and install any necessary software. Following its completion, a telephonic replay of the call can be accessed through 1:00 p.m. ET on September 16, 2008 by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the audio replay is 21392537. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.earnings.com.

REX has interests in four ethanol entities and is a specialty retailer of consumer electronic products and appliances. As of July 31, 2008, the Company operated 110 retail stores in 33 states under the trade name “REX.”

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, changes in real estate market conditions, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in its synthetic fuel investments, and the uncertain amount of synthetic fuel production and resulting income received from time to time from the Company’s synthetic fuel investments. As it relates to ethanol investments, risks and uncertainties include among other things: the uncertainty of constructing plants on time and on budget, the price volatility of corn, sorghum, dried distiller grains, ethanol, gasoline and natural gas, and the plants operating efficiently and according to forecasts and projections.

-tables follow-

REX Reports Fiscal 2008 Second Quarter, 9/9/08	page 4

REX STORES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements Of Income
(In Thousands, Except Per Share Amounts)
Unaudited

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2008	2007*	2008	2007*
Net sales and revenue	$67,370	$47,915	$114,198	$96,485
Cost of sales (excluding retail segment depreciation)	54,078	32,694	87,531	65,867
Gross profit	13,292	15,221	26,667	30,618
Selling, general and administrative expenses	(13,192)	(14,690)	(27,524)	(29,253)
Interest income	519	1,976	1,373	3,269
Interest expense	(897)	(34)	(1,018)	(108)
Loss on early termination of debt	-	-	-	(607)
Gains on sale of real estate, net	-	72	-	62
Equity in income of unconsolidated ethanol affiliates	874	412	1,922	1,522
Income from synthetic fuel investments	-	3,406	670	10,139
Unrealized and realized gains on derivative financial instruments,
net	960	-	1,428	-
Income from continuing operations before provision for
income taxes, minority interest and discontinued operations	1,556	6,363	3,518	15,642
Provision for income taxes	468	2,563	994	6,168
Minority interest	(36)	54	187	(41)
Income from continuing operations	1,052	3,854	2,711	9,433
Loss from discontinued operations, net of tax	(41)	(587)	(173)	(1,510)
Gain on disposal of discontinued operations, net of tax	195	2,543	194	5,421

Net income	$1,206	$5,810	$2,732	$13,344

Weighted average shares outstanding – basic	10,510	10,625	10,618	10,548

Basic income per share from continuing operations	$0.10	$0.36	$0.26	$0.90
Basic loss per share from discontinued operations	-	(0.05)	(0.02)	(0.14)
Basic income per share on disposal of discontinued operations	0.01	0.24	0.02	0.51
Basic net income per share	$0.11	$0.55	$0.26	$1.27

Weighted average shares outstanding – diluted	11,146	11,989	11,396	11,911

Diluted income per share from continuing operations	$0.09	$0.32	$0.24	$0.79
Diluted loss per share from discontinued operations	-	(0.05)	(0.02)	(0.13)
Diluted income per share on disposal of discontinued operations	0.02	0.21	0.02	0.46
Diluted net income per share	$0.11	$0.48	$0.24	$1.12

*	Amounts differ from those previously reported as a result of certain stores being reclassified into discontinued operations.

- balance sheet follows -

REX Reports Fiscal 2008 Second Quarter, 9/9/08	page 5

REX STORES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(in thousands)
Unaudited

	July 31,	January 31,	July 31,
	2008	2008	2007
Assets
Current assets:
Cash and cash equivalents	$79,608	$127,716	$90,293
Restricted cash	2,774	-	-
Accounts receivable, net	3,509	1,877	3,128
Synthetic fuel receivable	-	573	3,851
Inventory, net	59,457	49,933	84,256
Prepaid expenses and other	2,432	2,492	2,932
Deferred taxes	10,312	10,599	6,562
Total current assets	158,092	193,190	191,022
Property and equipment, net	202,193	136,505	78,575
Assets held for sale, net	92	-	1,064
Other assets	13,578	14,803	23,595
Goodwill	1,322	1,322	1,322
Deferred taxes	21,929	21,929	23,533
Equity method investments	40,505	38,748	28,212
Investments in debt instruments	-	-	32,675
Restricted investments	2,496	2,481	2,443
Total assets	$440,207	$408,978	$382,441
Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$6,609	$4,101	$2,183
Accounts payable, trade	49,688	27,253	42,923
Deferred income	13,144	14,448	15,085
Deferred gain on sale and leaseback	1,389	1,436	2,068
Other current liabilities	7,140	13,617	9,381
Total current liabilities	77,970	60,855	71,640
Long-term liabilities:
Long-term debt and capital lease obligations	62,127	35,224	19,122
Deferred income	15,173	17,172	17,653
Deferred gain on sale and leaseback	3,746	4,493	6,163
Derivative financial instruments	839	2,601	-
Other	1,152	4,313	940
Total long-term liabilities	83,037	63,803	43,878
Minority interest in consolidated subsidiaries	27,539	27,729	11,764
Shareholders’ equity:
Common stock	299	298	298
Paid-in capital	142,584	141,357	143,214
Retained earnings	288,361	285,629	265,106
Treasury stock	(179,583)	(170,693)	(163,176)
Accumulated other comprehensive income, net of tax	-	-	9,717
Total shareholders' equity	251,661	256,591	255,159
Total liabilities and shareholders' equity	$440,207	$408,978	$382,441

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